UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

January 10, 2020

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Broadway, 3rd Floor New York, New York (Address of principal executive offices)	10038 (Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, Par Value $0.0001 Per Share	AXSM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Exclusive License Agreement

On January 10, 2020, Axsome Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with Pfizer Inc. (“Pfizer”), pursuant to which Pfizer has granted the Company an exclusive (even as to Pfizer), sublicensable, royalty-bearing right and license to certain patent rights and certain related data to develop, manufacture, use, commercialize and otherwise exploit the compounds reboxetine and esreboxetine (the “Compounds”) and any pharmaceutical product that contains or incorporates one or more Compounds within the United States. Pfizer retains the right to make, use, and supply the Compounds solely for non-commercial research purposes within the United States or for commercial purposes outside of the United States and to conduct research and development in the United States solely for use outside the United States.

In consideration for the rights granted by Pfizer, the Company (i) agreed to make a one time up-front cash payment of $3.0 million to Pfizer, and (ii) entered into a Share Transfer Agreement dated January 10, 2020 (the “Share Transfer Agreement”), pursuant to which the Company issued 82,019 shares of its common stock (the “Shares”) to Pfizer in a private placement for an aggregate value of $8.0 million, as measured by the average closing price of the Company’s common stock on the Nasdaq Global Market for the ten consecutive trading days immediately preceding execution of the Share Transfer Agreement. The Share Transfer Agreement is described in additional detail below under the caption “Share Transfer Agreement.”

Pursuant to the License Agreement, the Company agreed to make milestone payments totaling up to $323 million upon the achievement of certain milestones, including regulatory approval of a clinical product candidate containing a Compound in the United States in one or more clinical indications, and upon achieving certain aggregate sales levels of any such approved clinical products (each, a “Product”) in the United States.

The Company also agreed to pay Pfizer tiered royalties based upon the annual amount of net sales as specified in the License Agreement until the later of: (i) thirteen years after the first commercial sale of a Product in the United States; (ii) the expiration of all regulatory or data exclusivity for such Product in the United States; and (iii) the expiration or abandonment of the last valid claim of the licensed patents, including any patent term extensions or supplemental protection certificates in the United States (collectively, the “Royalty Term”). The royalty rates range from the mid-single digits to low double digits depending on the level of net sales. The royalty rates are subject to reduction during certain periods when therapeutically-equivalent generic products represent a certain market share of prescription volume in the United States or when other necessary third party royalties are paid by the Company with respect to any Product. Pfizer also has a right of first negotiation on any potential future signficant transactions involving any Products. Under the License Agreement, the Company is obligated to use commercially reasonable efforts to develop, manufacture and commercialize the Compounds and Products in the United States and seeking and maintaining regulatory approvals for the Compounds and Products.

The License Agreement will expire on a Product-by-Product basis upon expiration of the last-to-expire Royalty Term for such Product. On expiration (but not earlier termination), the Company will have a perpetual, non-exclusive, fully paid, royalty-free and irrevocable license under the licensed patent rights and related data to develop, manufacture, use, commercialize and otherwise exploit the Compounds. Either party may terminate the License Agreement for the other party’s material breach following a cure period. Pfizer may immediately terminate the License Agreement upon certain insolvency events relating to the Company. The Company may terminate the License Agreement for any reason upon ninety days written notice to Pfizer at any time after the first anniversary of the License Agreement.

The License Agreement includes indemnification obligations of each party and limits each party’s liability relating to indirect, consequential, special, exemplary or punitive damages. The License Agreement limits Pfizer’s liability with specified cap amounts for certain direct damages of the Company under the Agreement. The foregoing description of the terms of the License Agreement is not complete and is qualified in its entirety by reference to the full text of the License Agreement, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Share Transfer Agreement

On January 10, 2020, the Company entered into the Share Transfer Agreement with Pfizer, pursuant to which the Company issued the Shares to Pfizer in a private placement.

The Shares are subject to lock-up restrictions, which, without prior approval of the Company, prohibit Pfizer from selling the Shares for a period of up to twelve months after the effective date of the Share Transfer Agreement. The Share Transfer Agreement contains certain other customary terms and conditions, including mutual representations, warranties and covenants.

The foregoing description of the terms of the Share Transfer Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Transfer Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the issuance of the Shares pursuant to the Share Transfer Agreement set forth under Item 1.01 above under the caption “Share Transfer Agreement” is incorporated by reference into this Item 3.02. The issuance and sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering.

Item 8.01	Other Events.

On January 13, 2020, the Company issued a press release announcing the License Agreement. The Company will host a conference call at 8:30 a.m. ET on January 13, 2020 to discuss the License Agreement.

The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the presentation that the Company will use in connection with the conference call is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Transfer Agreement by and between Axsome Therapeutics, Inc. and Pfizer Inc.
99.1	Press Release dated January 13, 2020.
99.2	Conference Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: January 13, 2020	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	President and Chief Executive Officer